APPENDIX A

SUBSCRIPTION AGREEMENT

Horizon Bancorporation, Inc.
900 53rd Avenue East
Bradenton, Florida 34203

Ladies and Gentlemen:

I hereby subscribe to purchase the number of units, each consisting of one share of common stock of Horizon Bancorporation, Inc. (the "Company") and one warrant to purchase (for $7.00) one share of common stock of the Company (the "Units") indicated below at the purchase price of $6.00 per Unit.

I have received and read a copy of the Company's prospectus, dated May 5, 2003. In connection with my purchase of the Units, I understand and agree as follows:

      My purchase of Units involves significant risk, as described under "Risk Factors" in the prospectus.

      No federal or state agency has made any finding or determination regarding the fairness of the Company's offering of Units, the accuracy or adequacy of the prospectus, or any recommendation or endorsement concerning an investment in the Units.

      The Units are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

I am enclosing a check in the amount of $6.00 multiplied by the number of Units I wish to buy as set forth below. My check is made payable to "Horizon Bancorporation, Inc."

This subscription agreement is final, binding and irrevocable. I understand that the Company reserves the right to (i) cancel the offering in the event that less than 166,667 Units are subscribed for, (ii) end the offering at any time after a total of 166,667 Units have been subscribed for, and (iii) reject my subscription, in whole or in part, in its sole discretion. In the event of any of the above, I understand that the Company will mail to me the unaccepted portion of the subscription proceeds, without interest, within ten business days.

I understand that I am entitled to subscribe for one Unit for each 3.333 shares of common stock of the Company beneficially owned by me as of 5:00 p.m. Eastern Standard Time on April 11, 2003 (the "Record Date"). A minimum subscription by me of 100 Units is required by the Company unless I own less than 333 shares of common stock as of the Record Date. If the quotient of (a) the number of shares of common stock owned by me on the Record Date divided by (b) 3.333 is not a whole number, I may round off the number of Units subscribed for to the next higher or lower whole number, in my discretion.

I also understand that if I subscribe for all Units I am entitled to subscribe for (i.e., I subscribe for one Unit for each 3.333 shares of common stock owned by me on the Record Date), I may oversubscribe for Units. If not more than 344,223 Units are subscribed for in this offering in the aggregate, and the Company accepts my entire subscription, I will be able to purchase all the Units I have subscribed for, including those Units I have oversubscribed for. If, however, more than 344,233 Units are subscribed for in the offering in the aggregate, a reallocation will take place as follows:

  First, all Units that could have been subscribed for by the shareholders had each of them subscribed for his or her full subscription but were not (the "Undersubscribed Units") will be added up.

  Second, the Undersubscribed Units will be allocated among all oversubscribing shareholders based upon the ratio that the number of shares of common stock owned by each oversubscriber on the Record Date bears to the number of share of common stock owned by all of the oversubscribing shareholders on the Record Date.

I understand that if I am entitled to a return of any portion of my subscription price as a result of the reallocation process, it will be mailed to me, without interest, within ten business days after the offering ends.

As of April 11, 2003, the undersigned owned of record ______ shares of common stock. The undersigned is, therefore, entitled to subscribe for at least __________ Units.

Number of Units Entitled to Subscribe for: ___________________
Number of Units Oversubscribed for: ___________________
Total Number of Units Subscribed for: ___________________	Total Subscription Price (at $6.00 per Unit): ____________________
Please PRINT or TYPE exact name(s) in which undersigned desires shares to be registered

{signatures continued on next page}

Under the penalty of perjury, I certify that: (A) the Social Security Number or Taxpayer Identification Number given below is correct; and (B) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT (B) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

Date	Signature(s)*
Print Address: ____________________________________ ____________________________________ ____________________________________

Please indicate form of ownership you desire for the shares ( [_] individual,
[_] joint tenants with right of survivorship,
[_] tenants in common, [_] trust,
[_] corporation, [_] partnership,
[_] custodian, etc.)

____________________________________ Area Code and Telephone No.	______________________________________ Social Security or Federal Taxpayer Identification No.

TO BE COMPLETED BY THE COMPANY:

Accepted as of __________ ___, 2003, as to ___________________ Units.

HORIZON BANCORPORATION, INC.

By: _____________________________
 Signature

__________________________________
 Print Name

*When signing as attorney, trustee, administrator, or guardian, please give your full title as such. If a corporation, please sign in full corporate mane by president or other authorized officer. In case of joint tenants, each joint owner must sign.